Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Innovation Pharmaceuticals Inc. (“the Company”) of our report dated September 11, 2018, relating to the financial statements which appear in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

July 10, 2020